               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

             Vital Signs, Inc.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               VITAL SIGNS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vital Signs, Inc. (the 'Company' or 'Vital Signs') will be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Wednesday, March 3, 1999 at 10:00 a.m. local time, to consider and act upon the following:

          1. The election of six directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

          2. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 20, 1999 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                           By Order of the Board of Directors
                                          Scott L. Spitzer
                                          Secretary

Totowa, New Jersey
January 25, 1999

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                               VITAL SIGNS, INC.
                                 20 CAMPUS ROAD
                            TOTOWA, NEW JERSEY 07512

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

     The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vital Signs, Inc. (the 'Company' or 'Vital Signs'), a New Jersey corporation. Such proxies are to be used at the Company's Annual Meeting of Stockholders to be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on March 3, 1999 commencing at 10:00 a.m., local time. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about January 25, 1999.

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of the Company's Common Stock (the 'Common Stock') at the close of business on January 20, 1999 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 12,436,530 shares of Common Stock outstanding and entitled to vote at the Meeting. Each such share is entitled to one vote.

VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED

     A form of proxy is enclosed for use at the Annual Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR the Board's nominees for election to the Board of Directors. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote of the votes cast at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast 'for' or 'against' are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

COSTS OF SOLICITATION

     The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the stockholders, either personally or by telephone or special letter.

PRINCIPAL STOCKHOLDERS; BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock as of December 31, 1998 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock; (ii) trusts maintained for the benefit of the children of certain directors of the Company; (iii) each director and each Named Officer (as defined herein) of the Company; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, each of the named stockholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by March 1, 1999.

                                                                                          SHARES BENEFICIALLY OWNED
                                                                                          -------------------------
                                      STOCKHOLDER                                           NUMBER      PERCENT(11)
---------------------------------------------------------------------------------------   ----------    -----------
Terence D. Wall (1)(2).................................................................    4,082,629        32.6%
Trusts for the benefit of the minor children of Terence D. Wall (Anthony J. Dimun,
  trustee) (1)(3)......................................................................    2,386,782        19.1%
Dimensional Fund Advisors, Inc. 11299 Ocean Avenue, 11th Floor, Santa Monica,
  California 90401(4)..................................................................      892,500         7.2%
Barry Wicker (5).......................................................................      385,485         3.1%
Trusts for the benefit of the children of Barry Wicker (Anthony J. Dimun, trustee)
  (1)(3)...............................................................................       78,090       *
David J. Bershad (5)...................................................................       62,683       *
Anthony J. Dimun (1)(3)................................................................    2,796,215        22.2%
Dennis Fenstermaker (7)................................................................       24,837       *
Joseph J. Thomas.......................................................................            0       *
Stuart M. Essig (8)....................................................................        7,655       *
Christian Malmqvist (9)................................................................        2,091       *
All directors and executive officers as a group
  (10 persons) (10)....................................................................    7,369,015        57.9%

------------

*   Represents less than one percent.

 (1) The business addresses of Mr. Wall, Mr. Dimun and the above-mentioned trusts is c/o Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512.

 (2) Includes 716,748 shares owned by Carol Vance Wall, Mr. Wall's wife, 29,452 shares held in the Company's 401(k) plan on Mr. Wall's behalf, 37,639 shares held in the Company's Investment Plan on Mr. Wall's behalf and 30,000 shares covered by options exercisable by Mr. Wall; excludes shares held in trust for the benefit of the Walls' minor children (which shares may not be voted or disposed of by Mr. Wall or Carol Vance Wall) and shares held by a charitable foundation established by Terence and Carol Wall.

 (3) As trustee of the trusts maintained for the benefit of the minor children of Terence D. Wall and the children of Barry Wicker, Mr. Dimun has the power to vote and dispose of each of the shares held in such trusts and thus is deemed to be the beneficial owner of such shares under applicable regulations of the Securities and Exchange Commission. Mr. Dimun is also deemed to be the beneficial owner of 700 shares held in certain insurance trusts established by Mr. Wicker. He is also deemed to be the beneficial owner of 103,600 shares held by the charitable foundation described above. Accordingly, the shares reflected in the table above as shares beneficially owned by Mr. Dimun include shares held by Mr. Dimun for such trusts and foundation, 54,788 shares owned by Mr. Dimun individually, 38,554 held in the Company's Investment Plan on Mr. Dimun's behalf, 3,876 shares held in the Company's 401(k) plan on Mr. Dimun's behalf and 129,825 shares covered by options exercisable by Mr. Dimun.

 (4) In a Schedule 13G filed with the Securities and Exchange Commission on February 6, 1998, Dimensional Fund Advisors, Inc. states that it has sole voting power with regard to 585,200 shares and sole dispositive power with regard to 892,500 shares.

 (5) Includes 18,380 shares owned by Mr. Wicker's wife, 10,997 shares held in the Company's 401(k) plan on Mr. Wicker's behalf and 4,152 shares held in the Company's Investment Plan and 20,000 shares covered by options exercisable by Mr. Wicker; excludes shares held in trust for the benefit of Mr. Wicker's children and shares held in certain insurance trusts (which shares may not be voted or disposed of by Mr. Wicker or his wife).

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (6) Includes 2,000 shares owned by Mr. Bershad's wife as to which Mr. Bershad disclaims beneficial ownership; also includes 10,403 shares held in the Company's Investment Plan on Mr. Bershad's behalf and 46,080 shares covered by exercisable options.

 (7) Includes 4,945 shares held in the Company's 401(k) plan on Mr. Fenstermaker's behalf, 9,475 shares held in the Company's Investment Plan on Mr. Fenstermaker's behalf and 6,276 shares covered by exercisable options.

 (8) Includes 5,655 shares held in the Company's Investment Plan on Mr. Essig's behalf and 2,000 shares covered by exercisable options.

 (9) Includes 1,741 shares held in the Company's Investment Plan on Mr. Malmqvist's behalf and 350 shares covered by exercisable options.

(10) Includes 237,597 shares covered by options exercisable by the Company's executive officers and directors, 49,270 shares held in the Company's 401(k) plan and 111,975 shares held in the Company's Investment Plan on behalf of the Company's executive officers; also includes shares held in trust by Mr. Dimun for Mr. Wall's children and Mr. Wicker's children and pursuant to certain insurance trusts established by Mr. Wicker and shares held by a charitable foundation established by Terence and Carol Wall.

(11) Percent of class is based on 12,481,630 shares of Common Stock outstanding on December 31, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is not aware of any such untimely filings during the fiscal year ended September 30, 1998.

                             ELECTION OF DIRECTORS

     The holders of the Common Stock will elect six directors at the Annual Meeting, each of whom will be elected for a one year term. Unless a stockholder either indicates 'withhold authority' on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

     The table below sets forth the names and ages (as of September 30, 1998) of each of the nominees, the other positions and offices presently held by each such person within the Company, the period during which each such person has served on the Board of Directors of the Company, the expiration of their respective terms and the principal occupations and employment of each such person during at least the past five years.

                              DIRECTOR    EXPIRATION
     NAME AND AGE (A)          SINCE       OF TERM                        BUSINESS EXPERIENCE (A)
---------------------------   --------    ----------   --------------------------------------------------------------
Terence D. Wall, 57             1972         1999      President and Chief Executive Officer of the Company. Mr. Wall
                                                         presently serves on the Boards of Directors of Exogen, Inc., and Bionx Implants, Inc.
David J. Bershad, 58            1991         1999      Member of the law firm of Milberg Weiss Bershad Hynes & Lerach
                                                         LLP. Mr. Bershad presently serves on the Board of Directors of Bionx Implants, Inc.

                                                  (table continued on next page)

(table continued from previous page)

                              DIRECTOR    EXPIRATION
     NAME AND AGE (A)          SINCE       OF TERM                        BUSINESS EXPERIENCE (A)
---------------------------   --------    ----------   --------------------------------------------------------------
Anthony J. Dimun, 55            1987         1999      Executive Vice President and Chief Financial Officer of the
                                                         Company (1991 to Present); Treasurer of the Company (1991 to
                                                         Present); Secretary of the Company (December 1991 to
                                                         December 1998); Principal Owner, Strategic Concepts, Inc.
                                                         (financial and acquisition advisory firm) (1988 to Present).
                                                         Mr. Dimun presently serves on the Boards of Directors of
                                                         EchoCath, Inc. and Bionx Implants, Inc.
Stuart M. Essig, 37             1998         1999      President and Chief Executive Officer and a Director, Integra
                                                         LifeSciences Corporation (a medical technology company)
                                                         (1997 to present); Managing Director and various positions with Goldman, Sachs & Co. (an investment banking firm) (1988 to 1998). Mr. Essig presently serves on the Board of
                                                         Directors of Neuromedical Systems, Inc.
Joseph J. Thomas, 62            1992         1999      President of Thomas Medical Products, Inc. (a subsidiary of the Company) (1990 to Present); President and General
                                                         Manager of Access Devices, Inc. (a catheter manufacturer)
                                                         (1982-1989); research and development positions with various companies, including Johnson & Johnson (prior years).
Barry Wicker, 58                1985         1999      Chief Operating Officer of the Company (1998 to Present),
                                                         Executive Vice President of the Company since 1985. From
                                                         1985 through November 1991, Mr. Wicker had primary
                                                         responsibility for Sales and Marketing; since then, he has at various times served as either Chief Operating Officer or head of the Company's sales operations.

------------

 (A) In each instance in which dates are not provided in connection with a director's business experience, such director has held the position indicated for at least the past five years. Messrs. Wall, Bershad and Dimun have invested together (and serve together as Board members) in Bionx Implants, Inc. ('Bionx') and Messrs. Wall and Bershad have invested together (and serve as Board members) in Sonokinetics Corp. Further, the Company is a shareholder, and Messrs. Wall and Dimun are shareholders (and Mr. Dimun is a Board member) of EchoCath, Inc. Messrs. Wall, Dimun, Bershad and Thomas, and/or venture funds in which they are primary investors, are investors in X-Site, LLC (See Related Party Transactions).

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the fiscal years ended September 30, 1996, 1997 and 1998, the annual and long-term compensation of the Company's Chief Executive Officer and its other executive officers (the 'Named Officers'). Mr. Malmqvist did not become an Executive Officer until after September 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                          ANNUAL COMPENSATION               -------------
                                               ------------------------------------------   COMMON SHARES
                                                                                OTHER          SUBJECT
                                                                                ANNUAL       TO OPTIONS        ALL OTHER
         NAME AND PRINCIPAL POSITION           YEAR    SALARY    BONUS (A)   COMPENSATION    GRANTED(#)     COMPENSATION (B)
---------------------------------------------  ----   --------   ---------   ------------   -------------   ----------------

Terence D. Wall .............................  1998   $225,000    $10,685      $ --             75,278           $3,213
  President and Chief Executive Officer        1997    225,000     10,685        --             --                3,266
                                               1996    225,000     10,835        --            120,000            3,266
Anthony J. Dimun ............................  1998    180,000      8,608        --             71,414            3,071
  Executive Vice President and Chief           1997    180,000      8,608        --              5,694            3,088
  Financial Officer                            1996    180,000      8,308        --            120,000            3,088
Barry Wicker ................................  1998    151,250      7,281        --              8,304            2,384
  Executive Vice President and Chief           1997    151,250      7,281        --             --                2,580
  Operating Officer                            1996    151,250      6,981        --             80,000            2,844
Dennis Fenstermaker .........................  1998    137,246      6,554        --             14,396            2,935
  Vice President-Manufacturing and General     1997    131,128      6,309        --              4,554            2,870
  Manager                                      1996    124,946      5,724        --              3,764            2,870
Christian Malmqvist .........................  1998    139,195      6,598       207,889(C)       3,320            1,730
  Vice President, International Operations     1997    132,311     28,326        --             --                1,731

------------

 (A) Reflects bonuses for the fiscal year for which the bonuses were granted, which may not correspond with the fiscal year in which the bonuses were paid. All bonuses earned in fiscal 1998 were awarded under the Company's Well-Pay Policy. This policy covers all Company personnel working in the Company's headquarters in Totowa, New Jersey and in certain of the Company's subsidiaries. Under the Policy, an additional day's pay is earned by any employee having perfect attendance for the preceding month. In addition, payments of $200 to $275 are earned by employees having perfect attendance for one or more consecutive years.

 (B) 'Compensation' reported under this column for the year ended September 30, 1998 includes: (i) contributions of $2,500, $2,500, $1,905, $2,500, $1,730, respectively, for Messrs. Wall, Dimun, Wicker, Fenstermaker and Malmqvist, respectively, to the Company's 401(k) Plan on behalf of the Named Officers to match pre-tax elective deferral contributions (included under 'Salary') made by each Named Officer to that Plan and (ii) premiums of $713, $571, $479, and $435, respectively, with respect to life insurance purchased by the Company for the benefit of Messrs. Wall, Dimun, Wicker and Fenstermaker, respectively.

 (C) The compensation earned by Mr. Malmqvist related to the achievement of business growth objectives in international operations.

STOCK OPTIONS

     The following table contains information regarding the grant of stock options to the Named Officers during the year ended September 30, 1998. In addition, in accordance with rules adopted by the Securities and Exchange Commission (the 'SEC'), the following table sets forth the hypothetical gains or 'option spreads' that would exist for the respective options assuming rates of annual compound price appreciation in the Company's Common Stock of 5% and 10% from the date the options were granted to their final expiration date.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                                          POTENTIAL
                                                                                                         REALIZABLE
                                                                                                            VALUE
                                                                                                         AT ASSUMED
                                                                                                        ANNUAL RATES
                                      NUMBER OF        PERCENT OF                                      OF STOCK PRICE
                                    COMMON SHARES    TOTAL OPTIONS                                      APPRECIATION
                                     UNDERLYING         GRANTED                                        FOR OPTION TERM
                                       OPTIONS        TO EMPLOYEES     EXERCISE PRICE    EXPIRATION    ---------------
NAME                                 GRANTED(A)      IN FISCAL 1998      PER SHARE          DATE             5%
---------------------------------   -------------    --------------    --------------    ----------    ---------------

Terence D. Wall..................       50,362                             $17.87         10/01/07       $   565,986
                                        24,916           16.1%              18.06         01/15/08           282,992
                                    -------------        -----            -------        ----------    ---------------
Anthony J. Dimun.................       40,290                              17.87         10/01/07         1,172,775
                                        19,932                              18.06         01/15/08           586,356
                                        11,192           15.3%              17.87         07/01/08           325,781
                                    -------------        -----            -------        ----------    ---------------
Barry Wicker.....................        8,304             1.8              18.06         01/15/08           244,286
Dennis Fenstermaker..............       14,396             3.1              18.06         01/15/08           423,499
Christian Malmqvist..............        3,320             0.7              18.06         01/15/08            97,667


NAME                                    10%
---------------------------------  -------------
Terence D. Wall..................   $ 1,434,319
                                        717,157
                                   -------------
Anthony J. Dimun.................     1,867,449
                                        933,674
                                        518,751
                                   -------------
Barry Wicker.....................       388,984
Dennis Fenstermaker..............       674,352
Christian Malmqvist..............       155,519

------------

 (A) The options granted to each of the Named Officers were granted under the Company's Investment Plan. Pursuant to the Investment Plan, eligible participants may purchase the Company's Common Stock during specified window periods. For each share purchased, the Investment Plan provides that the Company will grant the employee from one to three stock options. The option-to-stock match in effect for the options granted under the Investment Plan during the last fiscal year was two-for-one. The exercise price is equal to the closing sale price of the Company's Common Stock on NASDAQ on the last day of the window period. An employee must continue to be employed for at least two years by the Company to exercise stock options granted under the Investment Plan. If the employee retains the shares purchased during the window period, the option can be exercised at any time after the initial shares have been held for two years. In general, if the employee sells any of the shares purchased under the Investment Plan before the end of the two year holding period or directs the Company to stop making payroll deductions before all shares that the employee committed to buy are fully paid for, the employee will be required to wait five years from the option grant date before options related to fully paid shares can be exercised and must be employed by the Company at that time. The Board of Directors is authorized to accelerate stock options related to fully paid shares in connection with a change in control.

     The following table provides data regarding the number of shares of the Company' Common Stock covered by both exercisable and non-exercisable stock options held by the Named Officers at September 30, 1998. Also reported are the values for 'in-the-money' options, which represent the positive spread between the exercise prices of existing options and $16.56, the closing sale price of the Company's Common Stock on September 30, 1998. None of the Named Officers exercised any stock options during fiscal 1998.

                             FISCAL YEAR-END VALUES

                                                                              NUMBER OF SHARES              VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                                            OPTIONS AT YEAR-END                   YEAR-END
                                                                        ----------------------------    ----------------------------
                                                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                                                        -----------    -------------    -----------    -------------

Terence D. Wall......................................................      30,000         165,278        $  --            $--
Anthony J. Dimun.....................................................     129,825         137,108          549,390         --
Barry Wicker.........................................................      20,000          68,304           --             --
Dennis Fenstermaker..................................................       6,276          18,950            3,493         --
Christian Malmqvist..................................................         350           3,320           --             --

ARRANGEMENTS WITH DIRECTORS

     Joseph Thomas became a director of the Company upon the Company's acquisition of Thomas Medical Products, Inc. ('TMP') on September 30, 1992. In connection with the TMP acquisition, Mr. Thomas entered into an employment agreement with TMP pursuant to which Mr. Thomas was entitled to receive a salary of at least $100,000 per year (with a cost of living adjustment) during the five-year term of his employment agreement. The employment agreement has expired by its terms and Mr. Thomas continues to be employed by the Company as the President of TMP. For the year ended September 30, 1998, Mr. Thomas received a salary of $150,000 and a bonus of $46,691. His salary for the fiscal year ended September 30, 1999 has been set at $150,000.

     Directors of the Company presently do not receive any cash fees for serving in such capacity.

     Messrs. Wall, Wicker, Dimun and Thomas have been granted options as employees of either the Company or TMP. Messrs. Bershad and Essig, the two directors who are not employed by the Company or its subsidiaries, participate in the Company's 1991 Director Stock Option Plan (the 'Director Plan'). In addition, John Toedtman who was a director during part of the fiscal year and who resigned in June, 1998 was eligible to participate in the Director Plan during the most recent past year. Under the Director Plan, each outside director automatically receives options covering 4,000 shares (with an exercise price equal to fair market value on the date of grant) on an annual basis and is entitled to receive additional options at the discretion of the committee administering the Director Plan. During fiscal 1998, Mr. Bershad, Mr. Essig and Mr. Toedtman each received options covering 4,000 shares of Common Stock pursuant to the Director Plan. One half of the options granted under the Director Plan vest immediately at the time of grant. Half of the balance may be exercised commencing one year after the date of grant and the remainder may be exercised commencing two years after the date of grant.

     Following Mr. Toedtman's resignation from the Board in June, 1998, the Company entered into a consulting agreement with Mr. Toedtman that provided that in consideration of such services, Mr. Toedtman would continue to retain vesting and exercise rights on stock options granted to him under the Director Plan and the Investment Plan. On June 10, 1998, the Board approved an amendment to the Director Plan and to the Investment Plan to permit an individual to retain vesting and exercise rights on options during the term of a consulting services agreement with the Company following termination of service on the Board.

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

     The Board of Directors of the Company held seven meetings during the year ended September 30, 1998. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met five times during the year ended September 30, 1998. The Audit Committee presently consists of Messrs. Bershad and Essig.

     The Board has a Nominating Committee, consisting of Messrs. Wall and Dimun. This Committee did not meet during the year ended September 30, 1998, as all nominating matters were considered by the full Board. The Nominating Committee is charged with the responsibility of interviewing potential candidates for election to the Board and for nominating individuals each year for election to the Board. The Nominating Committee has not established any procedures for considering nominees recommended by stockholders.

     The Board does not have a general Compensation Committee. It maintains a Stock Option Committee, however, to administer the 1990 Employee Stock Option Plan, the 1991 Director Stock Option Plan and the Vital Signs Investment Plan. The Stock Option Committee presently consists of Messrs. Wall and Wicker and acted by unanimous consent during the Company's most recent fiscal year.

     Each member of the Company's Board was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors does not maintain a Compensation Committee. Accordingly, compensation decisions are made by the entire Board of Directors. During the fiscal year ended September 30, 1998, the following individuals served on the Board: Terence D. Wall, David J. Bershad, Anthony J. Dimun, Stuart
M. Essig, Joseph J. Thomas, John Toedtman and Barry Wicker. During that year, of the persons named, Messrs. Wall, Dimun, Thomas and Wicker were officers and employees of the Company or its subsidiaries.

RELATED PARTY TRANSACTIONS

     Thomas Medical Products, Inc., a subsidiary of the Company ('TMP'), provides product development and manufacturing services to X-Site, LLC ('X-Site'), a company engaged in the development of specialized cardiovascular products. X-Site paid TMP $132,219 during the current fiscal year for such services. In addition, X-Site incurred $423,332 in expenses owed to the Company, of which $81,268 was owed as of November 30, 1998. The Company believes that the rates charged to X-Site for such services are no less favorable than those charged to similarly situated third parties. A private venture fund of which Mr. Wall is the primary investor owns 44% of X-Site. Mr. Dimun, an investment limited partnership in which Mr. Bershad is the primary investor, Mr. Thomas and Mr. Spitzer (Vice President, General Counsel and Secretary of the Company) own 5%, 5%, 3% and less than 1%, respectively, of X-Site.

     The Company believes that the overall terms of the above-described arrangements with X-Site were no less favorable to the Company than terms that would be available from similarly situated unrelated parties.

BOARD REPORT ON EXECUTIVE COMPENSATION

     Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report of its Board regarding compensation policies as they affect Mr. Wall and the other Named Officers.

     The Board of Directors views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) Plan and eligibility for bonuses based upon performance of the specific individual and the Company. The long-term benefit element has been reflected in the grants of stock options to specific executive officers.

     During the past four completed fiscal years, the three most senior executive officers did not receive any salary increase. Traditionally, Mr. Wall's salary has been set at levels which are perceived by the Board to be below the salaries of chief executive officers of other comparable companies. Mr. Wall, whose family continues to own more than half of the outstanding Common Stock of the Company, has been willing to accept such salary levels primarily because of the message his salary sends to other executive officers, employees and shareholders. Furthermore, Mr. Wall's personal net worth ultimately depends more on the performance of the Company than on any specific salary level. The salaries of each of the other Named Officers are based upon experience with the Company, contributions to the Company and the relationship of such individual's responsibilities to the Chief Executive Officer's responsibilities.

     Stock options granted to executive officers of the Company have historically been granted at a price equal to fair market value. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases subsequent to the date of grant. The Board believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company.

     The Board believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Board's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

     By:  The Board of Directors

Terence D. Wall                Stuart M. Essig                David J. Bershad
Joseph J. Thomas               Anthony J. Dimun               Barry Wicker

STOCKHOLDER RETURN COMPARISON

     Set forth below is a line-graph presentation comparing the cumulative stockholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the NASDAQ Market Index and the Media General Medical Instruments and Supplies Group Index (consisting of 277 publicly traded medical instrument and device companies) for the period from October 1, 1993 (October 1, 1993 = 100) through September 30, 1998.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       ON VITAL SIGNS, INC. COMMON STOCK,
           NASDAQ MARKET INDEX AND MEDIA GENERAL MEDICAL INSTRUMENTS
                            AND SUPPLIES GROUP INDEX




               [PERFORMANCE GRAPH]

          COMPANY     MG GROUP INDEX    NASDAQ
          --------    --------------    ------
1993       100            100           100
1994        72.29         118.39        105.82
1995       119.56         171.08        128.48
1996       118.73         213.6         150
1997       105.09         240.83        203.88
1998        97.32         251.48        211.88

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Goldstein Golub Kessler LLP ('GGK'), certified public accountants, has been selected by the Board of Directors to audit and report on the Company's financial statements for the year ending September 30, 1999. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from stockholders. GGK audited the Company's financial statements for more than the past five years.

OTHER MATTERS

     At the time that this Proxy Statement was mailed to stockholders, management was not aware that any matter other than the election of directors, would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

     If a stockholder intends to present a proposal at the next Annual Meeting of Stockholders, the proposal must be received by the Company in writing no later than September 27, 1999 in order for such proposal to be eligible for inclusion in the Company's Proxy Statement and form of proxy for next year's meeting.

                                          By Order of the Board of Directors
                                          Scott L. Spitzer, Secretary

Dated: January 25, 1999

     A COPY OF AN ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 1998, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                  APPENDIX 1


                               VITAL SIGNS, INC.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS.

                                 MARCH 3, 1999

     The undersigned hereby appoints Anthony J. Dimun, Scott L. Spitzer and Terence D. Wall, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the stockholders of the Company to be held on March 3, 1999, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        Please date, sign and mail your
                      proxy card back as soon as possible



                Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------


A[X]Please mark your
    votes as in this
    example

                                                              The Board of Directors recommends a vote "FOR".


                                            FOR the                          WITHHOLD
                                      nominees listed at right              AUTHORITY
                                       (except as marked to          to vote for the nominees
                                       the contrary below)                listed at right
        1.      Election of
                the Board's                  [ ]                                [ ]                      Nominees: David J. Bershad
                nominees for                                                                             Anthony J. Dimun
                Director.                                                                                Stuart M. Essig
                                                                                                         Joseph J. Thomas
                                                                                                         Terence D. Wall
                                                                                                         Barry Wicker



(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

--------------------------------------------------------------

                                                                    FOR      AGAINST     ABSTAIN
2. Upon all such other matters as may properly come before          [ ]        [ ]         [ ]
   the meeting and/or any adjournment or adjournments
   thereof, as they in their discretion may determine. The
   Board of Directors is not aware of any such other matters.




UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES


DATED:___________________________________________,1999
SIGNED:_______________________________________________
       _______________________________________________


SIGNATURE_____________________________________DATE_______
SIGNATURE_____________________________________DATE_______
               Signature if held jointly


NOTE: Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.